                                                                    EXHIBIT 23.4




                      FORM OF CONSENT OF FINANCIAL ADVISOR


          We hereby consent to the use of our opinion included as Appendix A to the Prospectus included in the Registration Statement on Form SB-2 relating to the rights offering to be conducted by Tower Financial Corporation, and to the reference to our firm name on the cover page to the Prospectus and under the captions "Prospectus Summary - Questions and Answers About the Rights Offering", "Determination of Offering Price", "The Offerings - General", "The Offerings - Plan of Distribution" and "The Offerings - Opinion of Financial Advisor" in such Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                   STIFEL, NICOLAUS & COMPANY, INCORPORATED


                                   By:_________________________


St. Louis, Missouri

_________________, 2002